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June 7, 1999

VIA FACSIMILE AND FEDERAL EXPRESS
---------------------------------

Perseus-Soros BioPharmaceutical Fund, LP
c/o Perseus Capital, LLC
The Army and Navy Club Building
1627 I Street, N.W., Suite 610
Washington D.C. 20006
Attention:  Christopher D. Earl, Ph.D.
            Kenneth M. Socha, Esq.

Soros Fund Management, LLC
888 Seventh Avenue
New York, New York 10106
Attention:  Michael C. Neus, Esq.
            Neal Moszkowski

Gentleman:

            Reference is made to that certain Investment Agreement (the "Agreement") dated May 5, 1999 between ViroPharma Incorporated ("Company") and Perseus-Soros BioPharmaceutical Fund, LP ("Purchaser"). Capitalized terms used in this letter and not defined herein shall have the meanings ascribed to them in the Agreement.

            1. Section 5.3(a) of the Agreement is hereby amended by adding immediately after the first sentence therein the following:

     "If the Purchaser or its Affiliates no longer hold, in the aggregate, at least: (i) 10.0% of the outstanding Common Stock; or (ii) 1.5 million shares of the Common Stock (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Closing Date), in each case, assuming that the Securities or other rights convertible into or exchangeable or exercisable for shares of the Common Stock have been converted, exchanged or exercised, then upon written request of the Company, the Purchaser Director shall resign from the Board of Directors and upon such resignation, (i) the Purchaser shall no longer be entitled to a seat on the Board of Directors pursuant to this Section 5.3 and (ii) the Company shall no longer be required to use its best efforts to ensure that the Company's Board of Directors shall consist of at least one Purchaser Director."
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June 7, 1999
Page 2


     2. Notwithstanding anything to the contrary set forth in Section 5.9 of the Agreement, by our signatures below, each of the Company and Purchaser agrees that, as soon as practicable after the date hereof but no later than June 15th, the Board of Directors shall have appointed a Purchaser Director to the Board of Directors to serve until the Company's 2002 annual meeting.

     This letter shall not constitute a waiver, amendment or modification of any other provision of the Agreement not expressly referred to in the foregoing paragraphs and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Purchaser. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.

     This letter may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Paragraph 2 of this letter shall be effective immediately, and Paragraph 1 of this letter shall be effective upon the Board of Directors appointment of Jeremy M. Levin as the Purchaser Director to the Board of Directors to serve until the Company's 2002 annual meeting. This letter shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

                                       Sincerely,

                                       VIROPHARMA INCORPORATED


                                       /s/ Thomas F. Doyle
                                       -------------------
                                       Thomas F. Doyle
                                       Vice President, General Counsel

ACKNOWLEDGED AND AGREED:

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

By:  Perseus-Soros Partners, LLC,
     General Partner

By:  Perseus BioTech Fund Partners, LLC,
     Member


By: /s/ Kenneth M. Socha
    ---------------------
    Name:  Kenneth M. Socha
    Title: Member

cc (via facsimile):  David R. King, Esq.
                     Bruce A. Gutenplan, Esq.